EXHIBIT 3.31

                         CERTIFICATE OF INCORPORATION

                                      OF

                         EPI ACQUISITION CORPORATION

                                   ARTICLE I

            The name of the corporation is EPI Acquisition Corporation.

                                   ARTICLE II

            The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

            The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

            The total number of Shares of stock which the corporation has authority to issue is one thousand (1,000) Shares of Common Stock, par value one cent ($0.01) per share.

                                   ARTICLE V

            The name and mailing address of the sole Incorporator are as follows:

                   NAME                            MAILING ADDRESS
                   ----                            ---------------
            Thaddine G. Gomez                   200 East Randolph Drive
                                                Suite 5700
                                                Chicago, Illinois 60601
                                   ARTICLE VI

            The corporation is to have perpetual existence.

                                  ARTICLE VII

            In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.


                                  ARTICLE VIII

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                   ARTICLE IX

            To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE X

            The corporation expressly elects not to be governed by ss.203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE XI

            The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

            I, THE UNDERSIGNED, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 27th day of April, 1995.

                                          --------------------------
                                          Thaddine G. Gomez
                                          Sole Incorporator

                              State of Delaware

                       OFFICE OF THE SECRETARY OF STATE
                         ---------------------------


            I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EPI ACQUISITION CORPORATION", CHANGING ITS NAME FROM "EPI ACQUISITION CORPORATION" TO "CPI HOLDING CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1995, AT 9 O'CLOCK A.M.

                                          -----------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION:

                                                    DATE:

                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                          BEFORE PAYMENT OF CAPITAL

                                      OF

                         EPI ACQUISITION CORPORATION



                                  * * * * *

                        Adopted in accordance with the
                      provisions of ss. 241 of the General
                   Corporation Law of the State of Delaware

                                  * * * * *


            The undersigned, being the sole incorporator of EPI Acquisition Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

            FIRST: The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") is hereby amended by deleting ARTICLE I in its entirety and substituting therefor a new ARTICLE I as follows:

                                   ARTICLE I

            The name of the corporation is CPI Holding Corporation.

            SECOND: The Corporation has not received payment for any of its stock.

            THIRD: The foregoing amendment has been duly adopted, pursuant to the provisions of ss.241 of the General Corporation Law of the State of Delaware, by the sole incorporator of the Corporation. The directors of the Corporation were not named in the Certificate of Incorporation and to date have not been elected.

            IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment in the Certificate of Incorporation as of the 22nd day of December, 1995.

                                          ----------------------------
                                          Thaddine G. Gomez
                                          Sole Incorporator

                                State of Delaware

                       OFFICE OF THE SECRETARY OF STATE
                         ---------------------------



            I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CPI HOLDING CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JANUARY, A.D. 1996, AT 3 O'CLOCK P.M.

                                          -----------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION:

                                                    DATE:

                     CERTIFICATE OF AMENDMENT TO CERTIFICATE
                               OF INCORPORATION OF
                             CPI HOLDING CORPORATION

------------------------------------------------------------------------------

           Adopted in accordance with the provisions of Section 241
                      of the General Corporation Law of
                            the State of Delaware

------------------------------------------------------------------------------

            The undersigned, being the President of CPI Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

            1. That ARTICLE IV of the Certificate of Incorporation of the Corporation is hereby amended to read as set forth in EXHIBIT A attached hereto and made a part hereof.

            2. That the Corporation has not received payment for any of its stock.

            3. The foregoing amendment has been duly adopted pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the Board of Directors of the Corporation.

            IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amendment to the Certificate of Incorporation this 25th day of January, 1996.

                                          /S/ TERRY L. HARTMAN
                                          -----------------------------------
                                          Terry L. Hartman, President

                                                                       EXHIBIT A

                                  ARTICLE IV

                              AUTHORIZED SHARES

SECTION 1.  AUTHORIZED SHARES.

            The total number of Shares of capital stock which the Corporation has authority to issue is 1,200,000 Shares, consisting of:

(a) 500,000 Shares of Class A Common Stock, par value $0.01 per share (the "CLASS A COMMON");

(b) 300,000 Shares of Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON");

(c) 200,000 Shares of Class C Common Stock, par value $0.01 per share (the "CLASS C COMMON");

(d) 100,000 Shares of Class A Convertible Preferred Stock, par value $0.01 per share (the "CLASS A PREFERRED");

(e) 100,000 Shares of Class B Preferred Stock, par value $0.01 per share (the "CLASS B PREFERRED"); and

The Class A Common, the Class B Common and the Class C Common are hereinafter collectively referred to as the "COMMON STOCK." The Class A Preferred and the Class B Preferred are hereinafter collectively referred to as the "PREFERRED STOCK".

            SECTION 2.  AMENDMENT.

            (a) Any amendment or modification shall be binding and effective with respect to any provision of subsection 1(a), 1(b), 1(c), or 2(a) of this Section A with the prior written consent of the holders of a majority of the Class A Common and Class B Common outstanding at the time such action is taken (voting as a single class).

            (b) Any amendment or modification shall be binding and effective with respect to any provision of subsection 1(d), 1(e) or 2(b) of this Section A with the prior written consent of the holders of a majority of the Class A Common and Class B Common outstanding at the time such action is taken (voting as a single class) and a majority of the Class B Preferred outstanding at the time such action is taken.

                               PREFERRED STOCK

            Except as otherwise provided in this Part B or as otherwise provided by applicable law, all Shares of Class A Preferred and Class B Preferred (each share of Preferred Stock being referred to herein as a "SHARE") shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same modifications, limitations and restrictions.

            SECTION 1.  DIVIDENDS.

            When and as declared by the Corporation's board of directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Preferred Stock as provided in this Section 1.

            1A.  ACCUMULATING DIVIDENDS.

            Except as otherwise provided herein:

                  (i) dividends on each Share of the Class A Preferred shall accrue on a daily basis at the rate of 8.75% per annum of the sum of the Liquidation Value thereof plus all accumulated (as provided in Section 1C of this Part B) and unpaid dividends thereon from and including the date of issuance of such Share to and including the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid; and

                  (ii) dividends on each Share of the Class B Preferred shall accrue on a daily basis at the rate of 10% per annum of the sum of the Liquidation Value thereof plus all accumulated (as provided in Section 1C of this Part B) and unpaid dividends thereon from and including the date of issuance of such Share to and including the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid.

            Such dividends on each Share of Class A Preferred and Class B Preferred ("ACCUMULATING DIVIDENDS") shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

            1B.  NON-ACCUMULATING DIVIDENDS.

            Except as otherwise provided herein, additional dividends ("NON-ACCUMULATING DIVIDENDS") on each Share of the Class A Preferred shall accrue on a daily basis at the rate of 10% per annum of the sum of the Liquidation Value thereof plus any accumulated (as provided in Section 1C of this Part B) and unpaid Accumulating Dividends thereon from and including the date of issuance of such Share to and including the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid. Non-Accumulating Dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Non-Accumulating Dividends on a Share shall be paid only upon redemption, conversion or a liquidation in accordance with the terms of this Part B. Non-Accumulating Dividends shall not accrue on any Shares of Class B Preferred.

            1C.  DIVIDEND REFERENCE DATES.

            To the extent not paid on March 31 and September 30, of each year, beginning March 31, 1997 (the "DIVIDEND REFERENCE DATES"), all Accumulating Dividends which have accrued on each Share outstanding during the six-month period ending on the last day of the calendar month immediately preceding each such Dividend Reference Date and, with respect to the first Dividend Reference Date, during the period from the date of issuance of each Share through February 28, 1997 shall be accumulated (and shall be referred to as "accumulated dividends" for purposes of this Part B) and shall remain accumulated dividends with respect to such Share until paid. No Accumulating Dividend shall be deemed to be an "accumulated dividend" under this Part B except as expressly provided in this Section 1C.

            1D.  DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS.

            If at any time the Corporation pays less than the total amount of Accumulating Dividends then accrued with respect to the Preferred Stock, (i) such payment shall first be distributed ratably among the holders of Class A Preferred based upon the aggregate accrued but unpaid Accumulating Dividends on the Shares of Class A Preferred held by each such holder and (ii) any remaining amount shall be distributed ratably among the holders of Class B Preferred based upon the aggregate accrued but unpaid Accumulating Dividends on the Shares of Class B Preferred held by each such holder.

            1E.  PARTICIPATION IN COMMON STOCK CASH DIVIDEND PAYMENTS.

            Subject to Section 3 of this Part B, if the Corporation declares or pays any cash dividends on its Common Stock, the Corporation shall also declare and pay to each holder of Class A Preferred, at the same time that it declares and pays such cash dividends on its Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of each Share of Class A Preferred then held by such holder had such Shares of Class A Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

            SECTION 2.  LIQUIDATION.

            Upon any liquidation, dissolution or winding up of the Corporation,
(a) each holder of Class A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Liquidation Value (plus all accrued and unpaid Accumulating Dividends and Non-Accumulating Dividends) of all Shares held by such holder and (ii) the amount that would have been paid to such holder with respect to the Class A Common issuable upon conversion of the Class A Preferred had all of the Class A Preferred been converted immediately prior to such liquidation, dissolution or winding up, and (b) each holder of Class B Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid Accumulating Dividends) of all Shares held by such holder, and thereafter the holders of Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall first be distributed ratably among the holders of Class A Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid Accumulating Dividends and Non-Accumulating Dividends thereon) of the Class A Preferred held by each such holder and any remaining assets shall be distributed ratably among the holders of Class B Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid Accumulating Dividends thereon) of the Class B Preferred held by each such holder. Prior to the time of any liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid Accumulating Dividends and Non-Accumulating Dividends with respect to the Preferred Stock. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock (which notice shall reaffirm the right of each holder of Shares of Class A Preferred to convert such holder's Shares into Class A Common in accordance with Section 7 of this Part B). Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

            SECTION 3.  PRIORITY OF PREFERRED STOCK.

            So long as any Preferred Stock remains outstanding, neither the Corporation nor any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of Accumulating Dividends accrued on the Preferred Stock or the Corporation has failed to make any redemption of the Preferred Stock required hereunder; PROVIDED that the Corporation may purchase (i) Junior Securities from present or former employees, officers or directors of or consultants to the Corporation and its Subsidiaries, (ii) Junior Securities pursuant to the Stockholders Agreement between the Corporation and Cardinal Packaging, Inc. Employee Stock Ownership Plan (or any successor plan), dated as of January __, 1996, as the same may be amended or replaced, and (iii) pursuant to any right of refusal arising out of or relating to the Cardinal Packaging, Inc. Employee Stock Ownership Plan (or any successor plan) or applicable law.

            SECTION 4.  REDEMPTIONS.

           4A.   SCHEDULED REDEMPTIONS.

                  (i) On June 30, 2003 (the "CLASS A SCHEDULED REDEMPTION DATE"), the Corporation shall redeem all outstanding Shares of Class A Preferred at a price per Share equal to the Liquidation Value thereof (plus accrued and unpaid Accumulating Dividends and Non-Accumulating Dividends thereon). Notwithstanding the foregoing, if at any time after delivery of the notice required pursuant to Section 4D but prior to the Class A Scheduled Redemption Date, the holders of a majority of the outstanding Shares of Class

      A Preferred deliver written notice to the Corporation requesting a deferral of such redemption, then the redemption of Class A Preferred shall be deferred (and the Shares of Class A Preferred shall remain outstanding and shall continue to retain all rights and preferences set forth herein) until the later of (a) the date on which the holders of a majority of the outstanding Shares of Class A Preferred deliver written notice to the Corporation terminating the request for deferral (the "CLASS A DEFERRAL TERMINATION NOTICE") and (b) the date on which such Shares of Class A Preferred are otherwise actually redeemed or purchased by the Corporation. The Corporation shall be obligated to redeem all such Shares of Class A Preferred within 30 days after receipt of the Class A Deferral Termination Notice.

                  (ii) On June 30, 2003 (the "CLASS B SCHEDULED REDEMPTION DATE"), the Corporation shall redeem all outstanding Shares of Class B Preferred at a price per Share equal to the Liquidation Value thereof (plus accrued and unpaid Accumulating Dividends thereon). Notwithstanding the foregoing, if at any time after delivery of the notice required pursuant to Section 4D but prior to the Class B Scheduled Redemption Date, the holders of a majority of the outstanding Shares of Class B Preferred deliver written notice to the Corporation requesting a deferral of such redemption, then the redemption of Class B Preferred shall be deferred (and the Shares of Class B Preferred shall remain outstanding and shall continue to retain all rights and preferences set forth herein) until the later of (a) the date on which the holders of a majority of the outstanding Shares of Class B Preferred deliver written notice to the Corporation terminating the request for deferral (the "CLASS B DEFERRAL TERMINATION NOTICE") and (b) the date on which such Shares of Class B Preferred are otherwise actually redeemed or purchased by the Corporation. Subject to the immediately following sentence, the Corporation shall be obligated to redeem all such Shares of Class B Preferred within 30 days after receipt of the Class B Deferral Termination Notice.

            4B.   OPTIONAL REDEMPTIONS.

                  (i) The Corporation may at any time and from time to time following the occurrence of a Significant Corporate Transaction (as defined below) redeem any portion of the Shares of Preferred Stock then outstanding at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid Accumulating Dividends and Non-Accumulating Dividends thereon). For purposes of this Section 4B, a "Significant Corporate Transaction" shall mean any of the following: (1) any sale or issuance or series of sales and/or issuances of Shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the owners of Common Stock as of February 1, 1996) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors, (2) any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured by fair market value determined in the reasonable good faith judgment of the Corporation's board of directors) in any transaction or series of transactions (other than sales in the ordinary course of business), (3) any merger or consolidation to which the Corporation is a party except for a merger in which the Corporation is the surviving corporation and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors immediately prior to the merger shall own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors and (4) a public offering of the Corporation's Common Stock registered under the Securities Act of 1933, as amended. If a proposed Significant Corporate Transaction does not occur, all notices for redemption in connection therewith shall be automatically rescinded.

                  (ii) Redemptions made pursuant to this paragraph 4B shall not relieve the Corporation of its obligation to redeem Preferred Stock on the scheduled redemption date pursuant to paragraph 4A hereof.

            4C.   REDEMPTION PAYMENT.

            For each Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount equal to the Liquidation Value of such Share (plus all accrued and unpaid Accumulating Dividends and Non-Accumulating Dividends thereon). If, upon a scheduled redemption date on which both classes of Preferred Stock are required to be redeemed (I.E., the holders of one class of Preferred Stock have not delivered a deferral notice as set forth in Section
4A), the funds of the Corporation legally available for redemption of Shares are insufficient to permit redemption of both the Class A Preferred and the Class B Preferred, then those funds that are available shall first be used to redeem the maximum possible number of Shares ratably among the holders of Class A Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid Accumulating Dividends and Non-Accumulating Dividends thereon) of the Class A Preferred held by each holder of Class A Preferred, and any remaining funds that are available shall be used to redeem the maximum possible number of Shares ratably among the holders of Class B Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid Accumulating Dividends thereon) of the Class B Preferred held by each holder of Class B Preferred. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date (in accordance with the terms hereof) but which it has not redeemed.

            4D.   NOTICE OF REDEMPTION.

            The Corporation shall deliver written notice of each redemption of Preferred Stock to each record holder not less than 60 days prior to the date on which such redemption is to be made (which notice shall, if applicable, reaffirm the right of each holder of Shares of Class A Preferred to convert such holder's Shares into Class A Common in accordance with Section 7 of this Part B). Upon the giving of any such notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein (less the total number of Shares that may have been converted by the holders thereof into Class A Common in accordance with the terms of this Part
B). In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed Shares.

            4E.   DIVIDENDS AFTER REDEMPTION DATE.

            No Shares is entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid Accumulating Dividends and Non-Accumulating Dividends thereon) is paid to the holder thereof. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding.

            4F.   REDEEMED OR OTHERWISE ACQUIRED SHARES.

            Any Shares which are redeemed or otherwise acquired by the Corporation shall be cancelled and shall not be reissued, sold or transferred.

            SECTION 5.  VOTING RIGHTS.

            Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights; PROVIDED that the holders of Class A Preferred shall be entitled to vote with the holders of the Class A Common (voting together as a single class) on all matters submitted to the holders of the Class A Common for a vote, with each share of Class A Common being entitled to one vote per share and each Share of Class A Preferred entitled to one vote for each share of Class A Common issuable upon conversion of the Class A Preferred at the time the vote is taken.

            SECTION 6.  REGISTRATION OF TRANSFER; RESTRICTION ON OWNERSHIP.

                  (i) The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and shall represent such number of Shares as is required by the holder of the surrender certificate and will be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

                  (ii) Ownership of Shares of Class A Preferred shall be restricted to the Corporation or any of its Subsidiaries, any employee of the Corporation or any of its Subsidiaries (but not a former employee) or to an employee stock ownership plan (within the meaning of the Internal Revenue Code of 1986, as amended), and no other persons shall be permitted to own or otherwise hold any Shares of Class A Preferred.

            SECTION 7.  CONVERSION.

            7A.   CONVERSION OF CLASS A PREFERRED.

            Each holder of Class A Preferred shall be entitled at any time to convert any or all of the Shares of such holder's Class A Preferred into a number of Shares of Class A Common computed by multiplying the number of Shares to be converted by $100.00 and dividing the result by the Conversion Price then in effect (as defined in Section 7C of this Part B). Promptly following conversion (and in any event within 90 days), all accrued but unpaid Accumulating Dividends and Non-Accumulating Dividends on a converted Share shall be paid to the holder of such Share, and if the funds of the Corporation are legally available for payment of such dividends on the date of payment are insufficient to pay all such dividends on such payment date, those funds which are legally available shall be used to pay such dividends to the holders of the Shares being converted based upon the aggregate Liquidation Value of such Shares (plus all accrued and unpaid Accumulating Dividends and Non-Accumulating Dividends thereon) held by each such holder. Interest on such dividends shall accrue from the date of conversion until final payment of such dividends at the per annum rate paid on three-month U.S. Treasury Bills issued immediately prior to the date of conversion.

            7B.   CONVERSION PROCEDURE.

                  (i) Conversion of Shares of Class A Preferred into Shares of Class A Common shall be effected by the surrender of the certificate or certificates representing the Shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class A Preferred stating that such holder desires to convert the Shares, or a stated number of the Shares, of such Class A Preferred represented by such certificate or certificates into Shares of Class A Common. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received (or such later date as specified in such notice), and at such time the rights of the holder of the converted Class A Preferred as such holder shall cease and the person or persons in whose name or names the certificate or certificates for Shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Shares of Class A Common represented thereby.

                  (ii) Promptly after the surrender of certificates and the receipt of the written notice or the request described above, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class A Preferred which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                  (iii) The issuance of certificates for Class A Common upon conversion of Class A Preferred will be made without charge to the holders of such Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

                  (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares of Class A Common, solely for the purpose of issuance upon the conversion of the Class A Preferred, such number of Shares of Class A Common issuable upon the conversion of all outstanding Class A Preferred. All Shares of Class A Common issuable upon the conversion of the Class A Preferred shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such Shares of Class A Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Shares of Class A Common may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

                  (v) The Corporation shall not close its books against the transfer of Shares of Common Stock in any manner which would interfere with the timely conversion of any Shares of Class A Preferred.

            7C.   CONVERSION PRICE.

                  (i) GENERAL. The initial Conversion Price shall be $94.545. The Conversion Price shall be subject to adjustment from time to time pursuant to this Section 7C.

                  (ii) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Shares of Common Stock into a greater number of Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding Shares of Common Stock into a smaller number of Shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (iii) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Class A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Shares of Class A Common immediately theretofore acquirable and receivable upon the conversion of such holder's Class A Preferred, such Shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions to insure that the provisions of this
      Section 7 and Section 3 and 4 hereof shall thereafter be applicable to the Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Shares of Class A Common acquirable and receivable upon conversion of Class A Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale).

                  (iv) NOTICES. Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Class A Preferred setting forth in reasonable detail the calculation of such adjustment.

            SECTION 8.  REPLACEMENT.

            Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution, other institutional investor or executive officer of the Corporation, such holder's own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

            SECTION 9.  DEFINITIONS.

            "JUNIOR SECURITIES" means any of the Corporation's equity securities other than the Preferred Stock.

            "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $100.00.

            "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "REDEMPTION DATE" as to any Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; PROVIDED that no such date shall be a Redemption Date unless the Liquidation

Value of such Share (plus all accrued and unpaid Accumulating Dividends and Non-Accumulating Dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

            "SUBSIDIARY" means any corporation of which the Shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

            SECTION 10. AMENDMENT AND WAIVER.

            No amendment, modification or waiver shall be binding or effective with respect to any provision of this Part B without the prior written consent of the holders of at least majority of the Class B Preferred outstanding at the time such action is taken (voting as a single class); PROVIDED that the vote of the holders of a majority of Shares of any class of Preferred Stock shall be required if any such amendment would alter or change the powers, preferences or special rights of the Shares of such class so as to affect such class adversely.

            SECTION 11. NOTICES.

            Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                  COMMON STOCK

            Except as otherwise provided in this Section C or as otherwise required by applicable law, all Shares of Class A Common, Class B Common and Class C Common shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

            SECTION 1.  VOTING RIGHTS.

            Except as otherwise provided in this Section C or as otherwise required by applicable law, (a) the holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and (b) the holders of Class B Common and the holders of Class C Common shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; PROVIDED that the holders of Class B Common shall have the right to vote as a separate class, and the holders of Class C Common shall have the right to vote as a separate class, on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which such Shares of Class B Common or Class C Common would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the Shares of Class A Common or would otherwise be treated differently from Shares of Class A Common in connection with such transaction; PROVIDED, HOWEVER, that a transaction in which the holders of

Class B Common or Class C Common receive securities substantially similar to those received by the holders of Class A Common, except that such securities received by such holders of Class B Common or Class C Common contain terms and restrictions substantially similar to those specifically applicable to the Class B Common or Class C Common, as the case may be, pursuant to this Article IV, shall not require the affirmative vote of the holders of the Class B Common or the holders of the Class C Common.

            SECTION 2.  DIVIDENDS.

            As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Class A Common, the holders of Class B Common and the holders of Class C Common shall, subject to the terms of Section 1E of Part B above, be entitled to participate in such dividends ratably on a per share basis; PROVIDED that (i) if dividends are declared which are payable in Shares of Class A Common, Class B Common or Class C Common, dividends shall be declared which are payable at the same rate on all classes of stock, and the dividends payable in Shares of Class A Common shall be payable to holders of that class of stock, the dividends payable in Shares of Class A Common shall be payable to holders of that class of stock, the dividends payable in Shares of Class B Common shall be payable to holders of that class of stock and the dividends payable in Shares of Class C Common shall be payable to holders of that class of stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common or Class C Common, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and, in the case of the holders of Class B Common or Class C Common, which are convertible into or exchangeable for such voting securities on the same terms as the Class B Common or Class C Common, as applicable, is convertible into the Class A Common. The right of the holders of Common Stock to receive dividends are subject to the provisions of the Preferred Stock in Part B above.

            SECTION 3.  LIQUIDATION.

            Subject to the provisions of the Preferred Stock in Part B above, the holders of the Class A Common, the Class B Common and the Class C Common shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

            SECTION 4.  CONVERSION.

            4A.  CONVERSION OF CLASS B COMMON.

            Each holder of Class B Common shall be entitled at any time to convert any or all of the Shares of such holder's Class B Common into the same number of Class A Common or the same number of Class C Common.

            4B.  CONVERSION OF CLASS C COMMON.

            Upon the occurrence (or the expected occurrence as described in (iii) below) of any Conversion Event, each holder of Class C Common shall be entitled to convert any or all of the Shares of such holder's Class C Common into the same number of Shares of Class A Common.

            For purposes of this paragraph 4B, a "Conversion Event" shall mean any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force).

            Each holder of Class C Common shall be entitled to convert Shares of Class C Common in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Class C Common to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the Shares of Class C Common so converted before the tenth day following such Conversion Event and will reserve such Shares until such tenth day for reissuance in compliance with the next sentence. If any Shares of Class C Common are converted into Shares of Class A Common in connection with a Conversion Event and such Shares of Class A Common are not actually distributed, disposed of or sold pursuant to such Conversion Event, such Shares of Class A Common shall be promptly converted back into the same number of Shares of Class C Common.

            4C.  CONVERSION PROCEDURE.

                  (i) Each conversion of Shares of Class B Common or Class C Common into Shares of Class A Common or Class C Common shall be effected by the surrender of the certificate or certificates representing the Shares to be converted at the principal office of the Corporation at any time during normal business hours, together with (a) in the case of Class B Common, a written notice by the holder of such Class B Common stating that such holder desires to convert the Shares, or a stated number of the Shares, of such Class B Common represented by such certificate or certificates into Shares of Class A Common or Class C Common or (b) in the case of Class C Common, the request described in Section 4B(iii) hereof. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received (or such later date as specified in the request described in Section 4B(iii)), and at such time the rights of the holder of the converted Class B Common or Class C Common as such holder shall cease and the person or persons in whose name or names the certificate or certificates for Shares of Class A Common or Class C Common, as applicable, are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Shares of Class A Common or Class C Common represented thereby.

                  (ii) Promptly after the surrender of certificates and the receipt of the written notice or the request described above, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common or Class C Common, as the case may be, issuable upon such conversion and (b) a certificate representing any Class B Common or Class C Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                  (iii) The issuance of certificates for Class A Common or Class C Common upon conversion of Class B Common or Class C Common will be made without charge to the holders of such Shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of Class A Common or Class C Common.

                  (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares of Class A Common, solely for the purpose of issuance upon the conversion of the Class B Common and Class C Common, such number of Shares of Class A Common issuable upon the conversion of all outstanding Class B Common and all outstanding Class C Common. The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares of Class C Common, solely for the purpose of issuance upon the conversion of the Class B Common, such number of Shares of Class C Common issuable upon the conversion of all outstanding Class B Common. All Shares of Class A Common and Class C Common issuable upon the conversion of the Class B Common and Class C Common shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such Shares of Class A Common and Class C Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Shares of Class A Common or Class C Common may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

                  (v) The Corporation shall not close its books against the transfer of Shares of Common Stock in any manner which would interfere with the timely conversion of any Shares of Class B Common or Class C Common.

            SECTION 5.  STOCK SPLITS.

            If the Corporation in any manner subdivides (by any stock split, stock dividend, recapitalization or otherwise) or combines (by reverse stock split or otherwise) the outstanding Shares of one class of Common Stock, the outstanding Shares of the other classes of Common Stock shall be proportionately subdivided or combined in a similar manner.

            SECTION 6.  REGISTRATION OF TRANSFER.

            The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Shares of Common Stock. Upon the surrender of any certificate representing Shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

            SECTION 7.  REPLACEMENT.

            Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more Shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution, other institutional investor or executive officer of the Corporation, such holder's own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

            SECTION 8.  NOTICES.

            All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

            SECTION 9.  AMENDMENT AND WAIVER.

            No amendment or waiver of any provision of this Section C shall be effective without the prior approval of the holders of a majority of the then outstanding Class A Common and Class B Common (voting as a single class); PROVIDED that the vote of the holders of a majority of any class of Common Stock shall be required if any such amendment would alter or change the powers, preferences or special rights of the Shares of such class so as to affect such class adversely.

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           CPI HOLDING CORPORATION

                         (Under Sections 242 And 245)


            The following Amended and Restated Certificate of Incorporation of CPI Holding Corporation, duly adopted pursuant to Section 245 of the General Corporation Law of the State of Delaware, amends, restates and supersedes the existing Certificate of Incorporation, which was originally filed with the Secretary of State of Delaware on April 27, 1995 under the name EPI Acquisition Corporation.

                                   ARTICLE I

                                     NAME

            The name of the corporation (herein called the "Corporation") is CPI Holding Corporation.

                                   ARTICLE II

                         REGISTERED OFFICE AND AGENT

            The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, Delaware 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

                                  ARTICLE III

                                   PURPOSE

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Statute").

                                   ARTICLE IV

                                CAPITAL STOCK

            The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares, all of which are shares of Common Stock, par value of $.01 per share.

                                   ARTICLE V

                                  DIRECTORS

            The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

                                   ARTICLE VI

                             DIRECTORS' LIABILITY

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Statute, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware Statute is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Statute, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII

                        MANAGEMENT OF THE CORPORATION

            For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation;

without the assent or vote of the stockholders, to authorize and issue securities and obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

to determine whether any, and if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

to fix from time to time the amount of net profits of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

            In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (c).

                                  ARTICLE VIII

                              CREDITORS MEETINGS

            Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware Statute or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware Statute, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         IN WITNESS WHEREOF, the undersigned, being the sole stockholder of CPI Holding Corporation, for the purpose of amending and restating the Certificate of Incorporation, as amended, of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Amended and Restated Certificate of Incorporation this 6th day of July, 1999.

                                          CPI HOLDING CORPORATION

                                          --------------------------------------
                                          Name: James M. Kratochvil
                                          Title:Executive Vice President, Chief
                                                Financial Officer, Treasurer and
                                                Secretary